EXHIBIT 21


                           IGI, INC. AND SUBSIDIARIES

                        LIST OF SUBSIDIARIES OF IGI, INC.



IGEN, Inc., a Delaware corporation

ImmunoGenetics, Inc., a Delaware corporation

Marketing Aspects, Inc., a Delaware corporation

Blood Cells, Inc., a Delaware corporation

Flavorsome, Ltd., a Delaware corporation

Vista, Inc., a Virgin Island corporation

IGI Do Brasil, a Brazil corporation

Microburst, Inc., a Delaware corporation



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